SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): December 9, 2005
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 1 – Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On December 9, 2005, GEO Care, Inc., a Florida corporation (the “Company”) and a wholly-owned subsidiary of The GEO Group, Inc. (“GEO”), entered into an Asset Purchase Agreement (the “Agreement”) with Atlantic Shores Hospital, LLC, a Delaware limited liability company (the “Buyer”) and a wholly-owned subsidiary of Psychiatric Solutions, Inc. (“PSI”), to sell to the Buyer substantially all of the assets relating to Atlantic Shores Hospital, the Company’s private psychiatric care facility located in Ft. Lauderdale, Florida (the “Facility”), for a total cash consideration of $11.5 million (the “Purchase Price”).
     Under the Agreement, Buyer will assume substantially all of the liabilities relating to the Facility post-closing. The Company will remain liable for substantially all of the liabilities relating to the Facility pre-closing. The closing of the sale is subject to certain customary closing conditions, including the receipt of applicable regulatory and other third party approvals.
     Pursuant to the Agreement, the Buyer and PSI, on the one hand, and the Company and GEO, on the other hand, are liable to each other for any breaches of their representations, warranties or covenants contained in the Agreement, up to a maximum amount equal to the Purchase Price. In addition, upon the closing, the Company will be subject to a non-compete covenant which will generally prevent the Company from operating, developing, managing or owning a behavioral health facility within the Florida counties of Miami-Dade and Broward (the “Restricted Territory”) for a period of three years. There are certain exceptions to the non-compete covenant set forth in the Agreement, including an exception which enables the Company to own, manage, or otherwise operate a behavioral health facility within the Restricted Territory during the three-year period pursuant to a contract, subcontract, lease, or arrangement with, or on behalf of, any Governmental Authority (as defined in the Agreement).
     The Agreement will be filed on GEO’s Form 10-K for the fiscal year ended January 1, 2006. GEO’s press release issued in connection with the execution of the Agreement is filed with this report as Exhibit 99.1 and is incorporated herein by reference.
     Item 9.01 Financial Statements and Exhibits.
c) Exhibits
     The following exhibits are filed in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description

99.1	Press Release of GEO, dated December 12, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 15, 2005

The GEO Group, Inc.
/s/ John G. O'Rourke
Name:	John G. O'Rourke
Title:	Senior Vice President and Chief Financial Officer

3